UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Angie’s List, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANGIE’S LIST, INC.
1030 E. Washington Street
Indianapolis, Indiana 46202

SUPPLEMENT TO PROXY STATEMENT

This supplement, dated April 9, 2014, supplements the proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on March 27, 2014, relating to the Annual Meeting of Stockholders of Angie’s List, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, May 13, 2014, at 10:00 a.m. local time, at The Columbia Club, 121 Monument Circle, Indianapolis, Indiana, 46204. The purpose of this supplement is to provide updated information with respect to the Proxy Statement’s description of the Company’s insider trading policy under the heading “Hedging and Margin Policy and Related Matters.” Except as described in this supplement, the information provided in the Proxy Statement is unchanged.

Hedging and Margin Policy and Related Matters

Anti-Hedging/Margin Policy

As disclosed in the Proxy Statement, our insider trading policy historically has prohibited employees, officers, directors and contractors of the Company and its subsidiaries (“Angie’s List Workers”) from engaging in hedging, short sales and similar transactions involving our equity securities or establishing margin accounts in which our equity securities are pledged. In April 2014, upon the unanimous recommendation of the Nominating & Corporate Governance Committee (the “Committee”) of our Board of Directors (the “Board”), the Board unanimously approved amendments to its insider trading policy to extend its prohibitions on hedging, short selling and margining of our securities to specified affiliates of Angie’s List Workers, and to provide express language regulating the pledging of our equity securities by Angie’s List Workers and such affiliates.

As amended and restated, our insider trading policy provides that:

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Covered Persons must not engage in any hedging transactions designed to hedge or speculate on any change in market value of our equity securities, sell our stock short or trade in options and other derivatives involving our stock.

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Covered Persons must not establish any new margin accounts nor hold our securities in a margin account, subject to a one-year phase-in period for the unwinding of the existing margin accounts maintained by TRI Investments LLC (“TRI”), as described in the Proxy Statement.

•	Angie’s List directors and executive officers may not otherwise pledge our securities.

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Reporting Persons may pledge our securities as collateral to secure or guarantee indebtedness but must submit a quarterly report to the Committee. This report must specify the number of pledged securities as of the end of the immediately preceding fiscal quarter, the percentage of the Reporting Person’s securities pledged and the nature and amount of indebtedness secured or guaranteed, as well as such other information as the Committee may reasonably request from time to time.

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Covered Persons are permitted to hypothecate our securities, without complying with the reporting obligations of the prior paragraph, pursuant to arrangements where there is no transfer of securities to the lender or change in title of the shares to the lender’s name or account, other than in connection with the exercise by a lender of its remedies after a default.

“Covered Persons” are Angie’s List Workers and Reporting Persons.

“Reporting Persons” are affiliates of directors and executive officers of the Company and its subsidiaries for which such persons report beneficial ownership of our securities pursuant to U.S. federal securities laws.

Our revised pledging policy reflects the longstanding belief of the Board that continuing stock ownership by Angie’s List directors, executive officers, and their respective affiliates, aligns long-term interests of our directors and executive officers with the interests of our stockholders, and contributes to the our long-term success. The Board believes that permitting Covered Persons to hypothecate our equity securities in a manner consistent with this policy, rather than selling, maintains and promotes this alignment.

As a Reporting Person under the Company’s insider trading policy, TRI will be required to secure the release of its shares presently held in a margin account by April 9, 2015. TRI may continue to pledge the Company’s shares as collateral to secure or guarantee indebtedness, subject to the quarterly reporting obligations described above.